EXHIBIT A
JOINT FILING AGREEMENT
The undersigned agree that this Amendment dated January 14, 2009 relating to the common stock, par value $0.0001, of Argyle Security, Inc. shall be filed on behalf of the undersigned.

MEZZANINE MANAGEMENT FUND IV A

By: Name:	/s/ Dudley R. Cottingham Dudley R. Cottingham
Title:	Authorized Signatory

MEZZANINE MANAGEMENT FUND IV COINVEST A

By: Name:	/s/ Dudley R. Cottingham Dudley R. Cottingham
Title:	Authorized Signatory

MEZZANINE MANAGEMENT LIMITED

By: Name:	/s/ Dudley R. Cottingham Dudley R. Cottingham
Title:	Authorized Signatory